EXHIBIT 32.1
CERTIFICATION*
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, Igor Gonda, President and Chief Executive Officer of Aradigm Corporation (the “Company”), and Norman Halleen, Interim Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 8th day of August 2008.

/s/ Igor Gonda President and Chief Executive Officer	/s/ Norman Halleen Interim Chief Financial Officer

Dated: August 8, 2008	Dated: August 8, 2008

*	This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Aradigm Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.